Exhibit 99.1

TFF Pharmaceuticals Announces $25.9 Million in Financing to Further Advance its Thin Film Freezing Technology Platform

AUSTIN, TX – August 11, 2020 -- TFF Pharmaceuticals, Inc. (NASDAQ: TFFP), a clinical-stage biopharmaceutical company focused on developing and commercializing innovative drug products based on its patented Thin Film Freezing (TFF) technology platform, today announced that it has entered into a definitive agreement with a syndicate of high quality healthcare investors for the private placement of up to $25,913,550, before deducting placement agent and other offering expenses, of common shares of the Company. The private placement is expected to close, subject to customary closing conditions, on Thursday, August 13, 2020.

Jefferies LLC served as placement agent in the transaction.

Net proceeds from the financing will be used to accelerate the expansion of the company’s internal development portfolio beyond its programs for Voriconazole and Tacrolimus inhalation powders. These investments will continue to focus on products that have the potential to produce better therapeutic outcomes with thin film freezing formulations. The Company will continue its strategic focus on products that can achieve marketing approval following the 505(b)(2) regulatory pathway.

“Today’s significant financing, by these quality healthcare institutional investors, underlines our commitment to bring our advanced technology to improve drug delivery, and will allow us to accelerate and advance our internal development pipeline,” said Glenn Mattes, President and CEO of TFF Pharmaceuticals. “Our ability to secure this transaction is a strong validation of our Thin Film Freezing technology platform and reflects our track record in meeting internal development milestones, as well as our active business development and partnering efforts.”

The securities to be sold in this private placement have not been registered under the Securities Act of 1933, as amended (the Securities Act) or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

About TFF Pharmaceuticals’ Thin Film Freezing technology platform

TFF Pharmaceuticals’ Thin Film Freezing (TFF) platform was designed to improve the solubility and absorption of poorly water-soluble drugs and is particularly suited to generate dry powder particles with properties targeted for inhalation delivery, especially to the deep lung, an area of extreme interest in respiratory medicine. The TFF process results in a “Brittle Matrix Particle,” which possesses low bulk density, high surface area, and typically an amorphous morphology. allowing the particles to supersaturate when contacting the target site, such as lung tissue. Based upon laboratory experiments the aerodynamic properties of the particles are such that the portion of a drug deposited to the deep lung has the potential to reach as high as 75 percent.

About TFF Pharmaceuticals

TFF Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on developing and commercializing innovative drug products based on its patented Thin Film Freezing, or TFF, technology platform. Early testing confirms that the TFF platform can significantly improve the solubility and absorption of poorly water-soluble drugs, a class of drugs that comprises approximately one-third of the major pharmaceuticals worldwide, thereby improving their pharmacokinetics. TFF Pharmaceuticals has two lead drug candidates: Voriconazole Inhalation Powder and Tac-Lac Inhalation Powder. The Company plans to add to this pipeline by collaborating with large pharmaceutical partners. The TFF Platform is protected by 42 patents issued or pending in the US and internationally. To learn more about TFF Pharmaceuticals and its product candidates, visit the Company’s website at https://tffpharma.com.

SAFE HARBOR

This press release contains forward-looking statements regarding the expected closing of the private placement by TFF Pharmaceuticals, Inc. and the intended use of proceeds from the offering. The offering is subject to customary closing conditions and there can be no assurance as to whether or when the offering may be completed. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially, including those risks disclosed under the caption "Risk Factors" section “Risk Factors” included in the Company’s 2019 Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 26, 2020, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the SEC. TFF Pharmaceuticals cautions readers not to place undue reliance on any forward-looking statements. TFF Pharmaceuticals does not undertake, and specifically disclaims, any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by law.

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Company Contacts:
Glenn Mattes

President and CEO

TFF Pharmaceuticals, Inc

gmattes@tffpharma.com

737-802-1973

Kirk Coleman

Chief Financial Officer

TFF Pharmaceuticals, Inc.

kcoleman@tffpharma.com

817-989-6358

Investor Relations and Media Contact:

Paul Sagan

LaVoieHealthScience

psagan@lavoiehealthscience.com

617-953-4779

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